EXCHANGE OFFER SUPPLEMENT DATED SEPTEMBER 30, 2009
TO

Offer to Exchange Each Outstanding Share of Class A Common Stock

of
Capitol Development Bancorp Limited III

for shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol Bancorp Ltd.’s Series A Noncumulative Convertible Perpetual Preferred Stock

by

CAPITOL BANCORP LTD.

This Exchange Offer Supplement amends and supplements, solely as it relates to Capitol Development Bancorp Limited III (“CDBL III”), the previously distributed Exchange Offer, dated September 23, 2009, which we refer to as the original Exchange Offer, and the related letter of transmittal. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Exchange Offer.

On September 30, Capitol Bancorp Ltd. (“Capitol”) filed an amendment No. 8 to the registration statement on Form S-4 with the Securities and Exchange Commission furnishing the information contained herein, as well as other information, and may file further amendments thereto with respect to the Exchange Offer. The Form S-4 and any and all amendments thereto, including exhibits, may be examined and copies may be obtained from the Securities and Exchange Commission in the manner described in the section “Where You Can Find More Information” on page 110 of the original Exchange Offer.

This Exchange Offer Supplement contains important changes and should be read carefully and in its entirety in conjunction with the original Exchange Offer and the related letter of transmittal. Except as modified by this Exchange Offer Supplement and any amendments to Form S-4, the terms and conditions set forth in the original Exchange Offer remain applicable to the exchange offer in all respects.

IMPORTANT NOTICE

On September 23, 2009, the Board of Directors of CDBL III took action to convert each issued and outstanding share of Class B Common Stock of CDBL III into a share of Class A Common Stock of CDBL III.  This means that the shares that you now have full voting rights under the Michigan Business Corporation Act, as amended (the “MBCA”) the result of which  may impact your decision to participate in the Exchange Offer or exercise your withdrawal rights.

IF YOU WISH TO CONTINUE TO HOLD YOUR SHARES OF CLASS A COMMON STOCK OF CDBL III AND HAVE PREVIOUSLY SUBMITTED A LETTER OF TRANSMITTAL TO CAPITOL, YOU MUST RETURN THE ENCLOSED WITHDRAWAL FORM.   UNLESS WE RECEIVE AN EXECUTED WITHDRAWAL FORM FROM YOU PRIOR TO THE CLOSING OF THE EXCHANGE OFFER, WE WILL DEEM YOUR PREVIOUSLY TENDERED SHARES TO BE VALIDLY TENDERED AND SUBJECT TO CAPITOL’S ACCEPTANCE PURSUANT TO THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER.

Effect of the Conversion

As a result of the conversion that occurred on September 23, 2009, each issued and outstanding share of Class B Common Stock of CDBL III was automatically converted in one share of Class A Common Stock of CDBL III.  Each share of Class A Common Stock is entitled to one vote on each of the matters submitted to a vote of the shareholders of CDBL III under the MBCA.  Such additional voting rights would include the right to:

•	elect directors to CDBL III’s Board of Directors;
•	call a special meeting of shareholders pursuant to CDBL III’s Bylaws (66 2/3% is required);
•	remove directors from CDBL III’s Board of Directors;
•	amend CDBL III’s Articles of Incorporation; and
•	amend the Bylaws of CDBL III.

As a result of the conversion, Capitol now owns 6.35% of the voting shares of CDBL III, with the remaining CDBL III shareholders owning 93.65% of the voting shares of CDBL III.  If you do not tender your shares pursuant to the terms and conditions of the Exchange Offer you will remain a shareholder of a private company with no current opportunities for liquidity.  Additionally, you should be aware that CDBL III is also subject to the terms and conditions of the agreement with the Federal Reserve Bank of Chicago (“Federal Reserve”) dated September 21, 2009 previously disclosed by Capitol in a Form 8-K filed by Capitol on September 25, 2009.  Among other restrictions set forth in the agreement with the Federal Reserve, both Capitol and CDBL III will be prohibited from paying dividends in the near future.

EXTENSION OF EXPIRATION DATE

The Exchange Offer for CDBL III has been extended and will now expire at 11:59 p.m., Michigan time, on October 14, 2009 unless further extended or earlier terminated by Capitol. Throughout the original Exchange Offer and related letter of transmittal, all references to September 21, 2009 as the Expiration Date for the purposes of CDBL III are amended to refer instead to October 14, 2009. We may further extend the Expiration Date for any reason. Capitol will announce any further extensions by press release or other permitted means no later than 9:00 a.m., Michigan time, on the business day after the previously scheduled Expiration Date.

COMPARISON OF RIGHTS BETWEEN THE TRUST-PREFERRED
SECURITIES AND SHARES OF CDBL III’S CLASS A COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of CDBL III’s Class A Common Stock as currently in effect and of holders of the Trust Preferred Securities to be issued in the Exchange Offer. You are encouraged to read CDBL III’s articles of incorporation and bylaws, the amended and restated trust agreement of the Trust, the Statutory Trust Act of the State of Delaware, the Trust Indenture Act, applicable Michigan and Delaware law and other documents referred to herein.

Governing Documents

Trust Preferred Securities: Holders of Trust Preferred Securities have their rights set forth in the Amended and Restated Trust Agreement, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

Shares of CDBL III’s Class A Common Stock:  Holders of shares of CDBL III’s Class A Common Stock have their rights set forth in CDBL III’s articles of incorporation (as amended), the bylaws and Michigan law.

Dividends and Distributions

Trust Preferred Securities:  Holders of the Trust Preferred Securities are entitled to receive cumulative distributions at the annual rate of 10.50% of their liquidation amount payable quarterly in arrears.

The funds available to the Trust for distributions on the Trust Preferred Securities are limited to payments received from us on the underlying Debentures held by the Trust. Capitol may defer interest payments on the Debentures for up to twenty (20) consecutive quarters, provided no deferral period will extend beyond the maturity date of the underlying Debentures. If Capitol elects to defer interest payments on the Debentures, distributions on the Trust Preferred Securities will also be deferred. Interest payments on the Debentures continue to accrue during deferral periods and, as a result, deferred interest payments on the Trust Preferred Securities will accrue additional interest at 10.5%, to the extent permitted by applicable law. During a deferral period, Capitol cannot pay any dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock, except in some circumstances.

Shares of CDBL III’s Class A Common Stock:  Holders of shares of Class A Common Stock of CDBL III are entitled to receive dividends when, as and if declared by CDBL III’s board of directors, subject to the restrictions set forth in the agreement with the Federal Reserve.

Ranking

Trust Preferred Securities: The Trust Preferred Securities rank senior to shares of Capitol’s common stock with respect to rights upon Capitol’s liquidation, dissolution or winding up.  The liquidation amount of the Trust Preferred Securities is $10 per security, plus any accrued and unpaid distributions on such Trust Preferred Security.

Shares of a CDBL’s Class A Common Stock:  Shares of CDBL III’s Class A Common are on parity with all of CDBL III’s other securities and indebtedness with respect to dividend rights and rights upon CDBL III’s liquidation, dissolution and winding up.

Conversion Rights

Trust Preferred Securities: The Trust Preferred Securities are not convertible into shares of Capitol’s common stock or other securities.

Shares of CDBL III’s Class A Common Stock:  Shares of CDBL III’s Class A Common Stock are not convertible.

Voting Rights

Trust Preferred Securities:  Generally, holders of the Trust Preferred Securities do not have any voting rights with respect to Capitol, but do have the right to vote on modifications to certain documents governing the Trust Preferred Securities.

Shares of CDBL III’s Class A Common Stock:  Each share of CDBL III’s Class A Common Stock is entitled to one vote on matters submitted to a vote of the shareholders of CDBL III.

Redemption

Trust Preferred Securities:  Capitol may redeem the Debentures issued to the Trust at any time, on or after September 30, 2013, in whole or in part. Capitol may redeem the Debentures issued to the Trust in whole, but not in part, at any time if certain changes occur in tax or investment company laws or regulations, or in the treatment of the Trust Preferred Securities as Tier 1 capital of Capitol under the applicable capital guidelines of the Federal Reserve.

Capitol may redeem the Debentures issued to Trust at 100% of their principal amount plus accrued and unpaid interest through the redemption date.

The Trust will redeem the Trust Preferred Securities and the Trust’s common securities on the dates and to the extent Capitol redeems the Debentures. The redemption price for the Trust Preferred Securities will be the total liquidation amount of $10 per trust preferred security plus accumulated and unpaid distributions to the date of redemption. If the Trust redeems less than all the outstanding Trust Preferred Securities and common securities then the Trust will redeem each on   a pro rata   basis.

The Trust Preferred Securities are not redeemable at the option of the holders.

Shares of CDBL III’s Class A Common Stock: CDBL III has no obligation or right to redeem shares of its common stock.

Listing

Trust Preferred Securities: The Trust Preferred Securities are listed for trading on the NYSE under the symbol “CBC PrB.”

Shares of CDBL III’s Class A Common Stock: The shares of CDBL III’s Class A Common Stock are not listed for trading on any exchange.

COMPARISON OF SHAREHOLDER RIGHTS

Holders of shares of CDBL III’s Class A Common Stock who elect to accept and participate in the Exchange Offer will become holders of shares of the Series A Preferred which are convertible into shares of Capitol’s common stock.  Capitol and CDBL III are organized under the laws of the State of Michigan.  The following is a summary of the material differences between (a) the current rights of CDBL III’s Class A and Class B shareholders under Michigan law and CDBL III’s articles of incorporation and bylaws, each as amended to date and (b) the current rights of shares of the Series A Preferred and common stock under Michigan law and Capitol’s articles of incorporation and bylaws.  The following summary is not a complete statement of the rights of shareholders of the companies or a complete description of the specific provisions referred to below.  For additional information which may be relevant, see the Michigan Business Corporation Act and Capitol and the CDBLs’ constituent documents, which you should read in their entirety.  Copies of Capitol’s constituent documents have been filed with the SEC.  Copies of CDBL III’s constituent documents have also been filed as Exhibit 99.5 to the registration statement on Form S-4 related to the Exchange Offer that was filed by Capitol with the SEC on September 4, 2009.  To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”

	Class B Common Stock of CDBL III	Class A Common Stock of CDBL III	Capitol Series A Preferred Stock	Capitol Common Stock
Authorized Capital Stock	51,000 shares of Common Stock 36,000 shares of Class A Voting	15,000 shares of Class B Non-Voting	666,830	50,000,000
Voting Rights	Class B Common Stock (limited voting rights)	Class A Common Stock (full voting rights under the MBCA)	None, except as required by Michigan law	Full voting rights under the MBCA
Preemptive Rights	None	None	None	None
Quorum Requirements	Majority	Majority	Majority	Majority
Annual Meetings of Shareholders	Called by the Board of Directors for the Class A Common Stock	Called by the Board of Directors for the Class A Common Stock	Called by CEO, majority of the Board or shareholders representing 25% of the shares entitled to vote	Called by the Board
Shareholder Action by Written Consent	Yes, by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take action at a shareholder meeting	Yes, by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take action at a shareholder meeting	No	Yes, if unanimous
Inspection of Voting List of Shareholders	Inspector may be appointed by the Board, by the person presiding at shareholders’ meeting or by the request of a shareholder	Inspector may be appointed by the Board, by the person presiding at shareholders’ meeting or by the request of a shareholder	Not Applicable	Inspector may be appointed by the Board, by the person presiding at shareholders’ meeting or by the request of a shareholder
Classification of the Board of Directors	No	No	No	Yes
Election of the Board of Directors	Elected Annually by the holders of shares of the Class A Common Stock	Elected Annually by the holders of shares of the Class A Common Stock	Nonvoting	One class is elected annually by shareholders to serve a term of three years; the board is divided into three classes
Cumulative Voting	No	No	No	No
Number of Directors	1-25	1-25	5-25	5-25
Removal of Directors	By a majority of the outstanding shares of Class A Common Stock at a Special Meeting of Directors	By a majority of the outstanding shares of Class A Common Stock at a Special Meeting of Directors	By a majority of the outstanding shares of stock entitled to vote	By a majority of the outstanding shares of stock entitled to vote
Vacancies on the Board of Directors	May be filled by a majority of the Board of Directors	May be filled by a majority of the Board of Directors	Nonvoting	May be filled by shareholders or by a majority of the Board of Directors
Liability of Directors	Eliminated to the fullest extent provided by law	Eliminated to the fullest extent provided by law	Eliminated to the fullest extent provided by law	Eliminated to the fullest extent provided by law
Indemnification of Directors, Officers, Employees or Agents	Yes	Yes	Yes	Yes
Amendments to Articles of Incorporation	By a majority of the outstanding shares of the Class A Common Stock	By a majority of the outstanding shares of the Class A Common Stock	Nonvoting	By a majority of the outstanding shares of stock entitled to vote
Amendments to Bylaws	By a majority of the outstanding shares entitled to vote or a majority of directors	By a majority of the outstanding shares entitled to vote or a majority of directors	Nonvoting	By majority of the outstanding shares or a majority of directors

This Exchange Offer Supplement is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. Solicitation of offers to exchange shares of CDBL III will only be made pursuant to the effective registration statement that Capitol will file with the SEC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE EXCHANGE OFFER OR OF THE SECURITIES TO BE ISSUED IN THE EXCHANGE OFFER OR DETERMINED IF THIS EXCHANGE OFFER SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Exchange Offer Supplement is September 30, 2009.